1300 Main Street, P.O. Box 130 • Atchiston, Kansas 66002-0130 913.367.1480 • 800.255.0302 • Fax 913.367.0192 www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ	NEWS RELEASE

CONTACT: STEVE PICKMAN
913-367-1480

FOR IMMEDIATE RELEASE:

MGP INGREDIENTS TO WEBCAST ANNUAL MEETING OCTOBER 14, 2004

         ATCHISON, Kan., October 12, 2004—MGP Ingredients, Inc. today announced that the company will host a Webcast of its Annual Meeting of Stockholders to be held Thursday, October 14, 2004, beginning at 10:00 a.m. (central) at the Atchison Heritage Conference Center, Atchison, Kansas. Persons may listen to the Annual Meeting and view a simultaneous presentation live via a link on the homepage of the Company’s website, www.mgpingredients.com. Interested individuals are encouraged to access the link to the Webcast Meeting 15 minutes prior to its commencement to ensure the availability of the necessary audio software. An archived edition of the Meeting will be available for three months following the meeting via the same link.

         The meeting will include a presentation and comments by Cloud L. “Bud” Cray, Chairman of MGPI’s Board of Directors, Ladd Seaberg, President and CEO, and Mike Trautschold, Executive Vice President of Marketing and Sales. The presentation will include a review of fiscal 2004 financial highlights, and the company’s core capabilities, product portfolio and strategies.

         MGP Ingredients, Inc. is a pioneer in producing and marketing value-added proteins and starches derived primarily from wheat. In addition, the company produces natural food-grade alcohol for use in beverage, food and industrial applications, and fuel grade alcohol, commonly known as ethanol.

###